Managed High Yield Plus Fund

For period ending May 31, 2015                                                                                                                     Exhibit 77Q2

File number 811-8765

Section 16(a) Beneficial Ownership Reporting Compliance

The registrant is not aware of any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, which was not timely filed.

.

Information Classification: Limited Access